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                                                                     EXHIBIT 4.3

                       THE BANK OF NEW YORK COMPANY, INC.

                       Officers' Certificate Pursuant to
                     Sections 201 and 301 of the Indenture
                     -------------------------------------

       Pursuant to resolutions of the Board of Directors, dated September 14, 1993 (the "Resolutions"), of The Bank of New York Company, Inc. (the "Company"), and an Action, dated August 1, 1995 (the "Action"), of an Authorized officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Indenture, dated as of October 1, 1993 (the "Indenture"), between the Company and NationsBank of Georgia, National Association, as Trustee (the "Trustee"), the undersigned certify that the terms of a series of Securities established pursuant to the Resolutions, the Action and Section 301 of the Indenture shall be as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Indenture or the Prospectus, dated October 8, 1993, and the Prospectus Supplement, dated August 1, 1995):

       (1) The title of the Securities of such series is "Subordinated Retail Medium-Term Notes" (the "Notes").

       (2) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall be $450,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303, are deemed never to have been delivered thereunder).

       (3) The Notes shall mature, and the principal amount thereof shall be payable as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of
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Notes, as agreed to by the Company and evidenced by written instructions delivered, from time to time, to the Trustee or the Authenticating Agent, as the case may be.

       (4) The rate at which each Note shall bear interest shall be as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of Notes. The date from which each Note shall bear interest and the dates and basis upon which interest will be paid on each Note shall be as set forth, from time to time, in the Pricing Supplement or Terms Agreement applicable to each issue of Notes, as agreed to by the Company and evidenced by written instructions delivered, from time to time, to the Trustee or the Authenticating Agent, as the case may be. Interest shall be payable to the person in whose name a Note (or any Predecessor Security, as defined in the Indenture) is registered at the close of business on the "Regular Record Date", as specified in the applicable Pricing Supplement or Terms Agreement.

       (5) Whether the Notes may be redeemed by the Company prior to Maturity shall be set forth in the applicable Pricing Supplement or Terms Agreement, as agreed to by the Company and evidenced by written instructions delivered, from time to time, to the Trustee or the Authenticating Agent, as the case may be.

       (6) Whether the Notes will have the benefit of any sinking fund shall be set forth in the applicable Pricing Supplement or Terms Agreement, as agreed to by the Company and evidenced by written instructions delivered, from time to time, to the Trustee or the Authenticating Agent, as the case may be.

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       (7) The Notes will be subject to Section 1403 of the Indenture unless otherwise set forth in the Pricing Supplement or Terms Agreement applicable to each issue of Notes.

       (8) The Notes shall be issued initially in the form of one or more permanent Global Notes (collectively, the "Global Note") and the Depositary for such Global Note shall initially be The Depository Trust Company (the "Depositary").

       Except as otherwise set forth herein, in the Indenture or in the Global Note, owners of beneficial interests in the Note evidenced by the Global Note will not be entitled to any rights under the Indenture with respect to the Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

       The Depositary shall be a clearing agency registered under the Exchange Act. Initially, the Global Note shall be issued to the Depositary and registered in the name of Cede & Co., as the nominee of the Depositary.

       (9) The Company's obligations under the Notes shall rank  pari passu in
                                                                 ---- -----
right of payment with other Subordinated Debt Securities and with the Existing Subordinated Indebtedness, subject to the obligations of the Holder of Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Subordinated Indenture.

       (10) The Notes will be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by an Authorized Officer.

       IN WITNESS WHEREOF, the undersigned, hereto duly authorized, have duly signed, and delivered or caused to be delivered to the

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Trustee under the Indenture, this Officers' Certificate.



Dated:  August 8, 1995



                              By:/s/ Alan R. Griffith
                                 ----------------------------
                              Alan  R. Griffith
                                 Vice Chairman


                              By:/s/ Phebe C. Miller
                                 ----------------------------
                                 Phebe C. Miller
                                 Secretary

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